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                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               ____________

                                 FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 11, 1994
                                                (October 2, 1994)



                            BROWN GROUP, INC.
         (Exact name of registrant as specified in its charter)



                                 New York
      (State or other jurisdiction of incorporation or organization)


         1-2191                                     43-0197190
(Commission File Number)               (IRS Employer Identification Number)


          8300 Maryland Avenue
          St. Louis, Missouri                            63105
(Address of principal executive offices)               (Zip Code)


                                  (314) 854-4000
              (Registrant's telephone number, including area code)



                                  NOT APPLICABLE
             (Former name, former address and former fiscal year,
              if changed since last report)




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 Item 2.    Acquisition or Disposition of Assets
            ------------------------------------

           On October 2, 1994, Brown Group, Inc. completed a transaction to sell substantially all of the assets, net of certain liabilities to be assumed, of its Cloth World chain of fabric stores to Fabri-Centers of America, Inc., for $62 million in cash, subject to final balance sheet adjustments. The price was determined through arms-length negotiations. Cloth World operates 343 stores selling fabrics and sewing accessories.

           Cloth World had sales of $224.1 million in fiscal 1993 and $103.5 million in the first six months of fiscal 1994. Cloth World had operating profit of $3.9 million in fiscal 1993 and $1.1 million in the first six months of fiscal 1994.


Item 7.    Financial Statements and Exhibits
           ---------------------------------

   (b) (1) Pro forma financial information related to the sale of Cloth World on pages 10 through 13 of Brown Group,
           Inc.'s Form 10-Q for the quarter ended July 30, 1994, is incorporated herein by reference.

   (c)     Exhibits

           (2)  Asset Purchase Agreement among Fabri-Centers of
                America, Inc.; FCA of Ohio, Inc.; Brown Group,
                Inc.; and Cloth World, Inc. dated as of
                August 24, 1994



                              SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BROWN GROUP, INC.
                              (Registrant)



                                      H. E. Rich
                             ----------------------------
                             Executive Vice President and
                             Chief Financial Officer


Date:  October 11, 1994

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